Exhibit 23 (a)



INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in this Registration Statement of Computer Outsourcing Services, Inc. (the "Company") on Form S-8 of our report dated January 10, 1997, appearing in the Annual Report on Form 10-KSB of the Company for the year ended October 31, 1996.




			/s/ DELOITTE & TOUCHE LLP



New York, New York
July 17, 1997